EDISON BROTHERS STORES, INC.


                                 AMENDMENT AGREEMENT


                              Dated as of April 1, 1995




                                         Re:

                      NOTE AGREEMENTS DATED AS OF MARCH 1, 1993





                                  TABLE OF CONTENTS





          SECTION             HEADING                            PAGE

          SECTION 1.          AMENDMENTS                         1

               Section 1.1.        Amendment of Section 5.8      1
               Section 1.2.        Amendment of Section 6.1      2

          SECTION 2.          PAYMENT OF FEE                     3


          SECTION 3.          MISCELLANEOUS                      3

               Section 3.1.        Representation by Company     3
               Section 3.2.        Execution in Counterparts     3
               Section 3.3.        Fees and Expenses             3
               Section 3.4.        Governing Law                 4
               Section 3.5.        Captions                      4


          Signature                                              5





                             EDISON BROTHERS STORES, INC.

                                 AMENDMENT AGREEMENT



          To the Institutions Named on
          Schedule I Hereto



          Ladies and Gentlemen:

             Reference is made to those certain separate Note Agreements, each dated as of March 1, 1993, as amended by that certain Amendment Agreement dated as of January 15, 1994 and that certain Amendment Agreement dated as of February 1, 1994 (collectively, the "Note Agreements"), between Edison Brother Stores, Inc., a Delaware corporation (the "Company"), and the Purchasers named in
          Schedule I attached thereto, under which $45,000,000 aggregate principal amount of 7.09% Series A Senior Notes due March 1, 2000, $60,000,000 aggregate principal amount of 7.52% Series B Senior Notes due March 1, 2003 and $45,000,000 aggregate principal amount of 8.04% Series C Senior Notes due March 1, 2008 of the Company (the "Notes") were originally issued.

             The Company hereby certifies that Schedule I hereto contains the names of all of the registered holders of all of the Notes outstanding on the date hereof under each of the Note Agreements.

             The Company desires to amend certain provision of the Note Agreements and, upon the execution and delivery of this Amendment Agreement by the company and the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes, the following provisions of the various Note Agreements shall by amended as of the date hereof as follows:

          SECTION 1.          AMENDMENTS.

               Section 1.1. Amendment of Section 5.8 Section 5.8 of each of the Note Agreements is hereby amended in its entirety so that the same shall henceforth read as follows:

                              "Section 5.8. Fixed Charges Coverage Ratio.
                         The Company will keep and maintain the ratio of Net Income Available for Fixed Charges to Fixed Charges for:

                              (a)  each period of four (4) consecutive
                         fiscal quarters up to an including the fiscal quarter ending October 30, 1993, at not less than
                         1.25 to 1.00;

                              (b)  the fiscal quarter ending January 29,
                         1994, at not less than 1.25 to 1.00;

                              (c)  each period of four (4) consecutive
                         fiscal quarters beginning with the period that ends with the first fiscal quarter of fiscal year 1994 to and including the period that ends with the fourth fiscal quarter of fiscal year 1994, at not less than 1.10 to 1.00;

                              (d) each period of four (4) consecutive
                         fiscal quarters ending on the final day of each of the first three fiscal quarters of fiscal year 1995, at not less than 1.05 to 1.00;

                              (e)  each period of four (4) consecutive
                         fiscal quarters ending on the final day of (i) the last fiscal quarter of fiscal year 1995, and
                         (ii) each of the first three fiscal quarters of fiscal year 1996, at not less than 1.10 to 1.00;

                              (f)  each period of four (4) consecutive
                         fiscal quarters ending on the final day of (i) the last fiscal quarter of fiscal year 1996, and (ii) each of the first three fiscal quarters of fiscal year 1997, at not less than 1.175 to 1.00;

                              (g)  each period of four (4) consecutive
                         fiscal quarters beginning with the period that ends with the fourth fiscal quarter of fiscal year 1997, and thereafter, at not less than 1.25 to 1.00; and

                              (h)  each year of the fourth fiscal quarters
                         of fiscal years 1994 through 1997, at not less than 1.25 to 1.00."


               Section 1.2. Amendment of Section 6.1. Clauses (d), (e) and (f) of Section 6.1 of each of the Note Agreements is hereby amended as follows:

                              (d) The Company or any Restricted Subsidiary shall fail to pay when due (whether by lapse of time, by declaration, by call for redemption or otherwise) the principal of or interest on any Current Debt or Funded Debt in an aggregate principal amount of $2,000,000 or more of the Company or any Restricted Subsidiary (other than the Notes) or shall fail to perform or observe any covenant or agreement of any indenture, agreement or other instrument under which such Current Debt of Funded Debt is issued and outstanding, and, in each such case, such failure shall continue beyond the period of grace, if any, allowed with respect thereto (whether or not any default resulting from such failure shall have been waived by the holders of such Current Debt or Funded
                         Debt); or

                              (e)   [INTENTIONALLY OMITTED]

                             "(f)   (i) the Company shall fail to observe
                         or perform any covenant or agreement contained in
                         Section 5.6 through Section 5.11 or Section 6.2 or
                         (ii) Consolidated Net Income for each of any two consecutive fiscal quarters during fiscal years 1994, 1996 or 1997 is a net loss and the loss reported for the second such consecutive fiscal quarter is greater than the loss reported for the first such fiscal quarter; or"

          SECTION 2.          PAYMENT OF FEE.

               In consideration of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes entering into this Amendment Agreement, the Company shall pay each Purchaser (whether or not such Purchaser has executed this Amendment Agreement) an amount equal to .20% of the then outstanding principal amount of the Notes held by such Purchaser as set forth on Schedule I attached hereto. The Company shall pay such amounts in accordance with the payment instructions set forth on
          Schedule I to the Note Agreements by Noon, Chicago time, on the date when at least one counterpart has been executed by the Company and the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes (if evidence of such execution is received by the Company prior to 11:00 a.m., Chicago time, on such date) or by Noon, Chicago time, on the immediately succeeding business day.


          SECTION 3.          MISCELLANEOUS.

               Section 3.1. Representation by Company. The Company hereby represents to each of you that on the date hereof and after giving effect to this Amendment Agreement, no Default or Event of Default (as such terms are defined in the Note
          Agreements) has occurred and is continuing.

               Section 3.2.  Execution in Counterparts.   Two or more
          duplicate originals of this Amendment Agreement may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument.
          This Amendment Agreement may be executed in one or more counterparts and will be effective (as the effective date set forth below), when at least one counterpart has been executed by the Company and the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes, and each set of counterparts which, collectively, show execution by each such party shall constitute one duplicate original.

               Section 3.3. Fees and Expenses. All fees and expenses relating to the subject matter of this Amendment Agreement, including, without limitation, all fees and expenses of special counsel to the holders of the Notes, shall be paid by the Company.

               Section 3.4.   Governing Law.   This Amendment Agreement
          shall be governed by and construed in accordance with Illinois law.

               Section 3.5.   Captions.   The descriptive headings of the
          various Sections or parts of this Amendment Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

               If this Amendment Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Amendment Agreement and return such counterpart to the Company, and upon receipt by the Company of counterparts of this Amendment Agreement executed by the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes, each of the Note Agreements shall be amended as set forth above, but all other terms and provisions of the Note Agreements shall remain unchanged and are in all respects ratified, confirmed and approved. If and to the extent that any of the terms or provisions of the Note Agreements, as amended prior to the date hereof, are in conflict with or are inconsistent with any of the terms or provisions of this Amendment Agreement, this Amendment Agreement shall govern.



          This Amendment Agreement shall be effective as of April 1, 1995.

                                             EDISON BROTHERS STORES, INC.


                                             By /s/ David B. Cooper, Jr.
                                             Its Executive Vice President and
                                                   Chief Financial Officer

          Accepted and Agreed to:
                                             PRINCIPAL MUTUAL LIFE
                                             INSURANCE COMPANY

                                             By /s/ Stephen G. Skrivanek
                                             Its Counsel

                                             By /s/ Clint Woods
                                             Its Counsel


                                             CIGNA PROPERTY AND CASUALTY
                                             INSURANCE COMPANY

                                             By CIGNA Investments, Inc.

                                             By /s/ Stephen J. Myott
                                             Its Vice President

                                             CONNECTICUT GENERAL LIFE
                                             INSURANCE COMPANY

                                             By CIGNA Investments, Inc.

                                             By /s/ Stephen J. Myott
                                             Its Vice President


                                             CONNECTICUT GENERAL LIFE
                                             INSURANCE COMPANY, on behalf
                                             of one or more separate
                                             accounts

                                             By CIGNA Investments, Inc.

                                             By /s/ Stephen J. Myott
                                             Its Vice President




                                             LIFE INSURANCE COMPANY OF
                                             NORTH AMERICA

                                             By CIGNA Investments, Inc.

                                             By /s/ Stephen J. Myott
                                             Its Vice President

                                             ALLSTATE LIFE INSURANCE
                                             COMPANY

                                             By /s/ Patricia W. Wilson
                                             Its Authorized Signatory


                                             By /s/ Gary W. Fridley
                                             Its Authorized Signatory

                                             FARMLAND LIFE INSURANCE
                                             COMPANY

                                             By /s/ Jeffrey G. Milburn
                                             Its Attorney-In-Fact

                                             FINANCIAL HORIZONS LIFE
                                             INSURANCE COMPANY

                                             By /s/ Jeffrey G. Milburn
                                             Its    Vice President
                                             Corporate Fixed-Income Securities

                                             NATIONWIDE LIFE INSURANCE
                                             COMPANY

                                             By /s/ Jeffrey G. Milburn
                                             Its    Vice President
                                             Corporate Fixed-Income Securities

                                             WEST COAST LIFE INSURANCE
                                             COMPANY

                                             By /s/ Jeffrey G. Milburn
                                             Its Attorney-In-Fact

                                             WOODMEN OF THE WORLD LIFE
                                             INSURANCE SOCIETY

                                             By /s/ Wayne Graham
                                             Its Executive Vice President

                                             By /s/ James L. Mounce
                                             Its Secretary

                                             GENERAL AMERICAN LIFE
                                             INSURANCE COMPANY

                                             By /s/ Leonard M. Rubenstein
                                             Its Executive Vice President -
                                                       Investments


                                             ATWELL & CO., as nominee for
                                             Century Life of America

                                             By /s/ Thomas Pugliese
                                             Its Financial Officer

                                             ATWELL & CO., as nominee for
                                             CUNA Mutual Insurance Society

                                             By /s/ Thomas Pugliese
                                             Its Financial Officer

                                             NATIONAL LIFE INSURANCE
                                             COMPANY

                                             By /s/ Scott Higgins
                                             Its    Vice President
                                             National Life Investment
                                              Management Co., Inc.


                                             PROVIDENT MUTUAL LIFE INSURANCE
                                             COMPANY OF PHILADELPHIA

                                             By
                                             Its


                                             PROVIDENT MUTUAL LIFE AND
                                             ANNUITY COMPANY OF AMERICA

                                             By
                                             Its

                                             PROVIDENT MUTUAL LIFE
                                             INSURANCE COMPANY - CALIC

                                             By
                                             Its

                                             MODERN WOODMEN OF AMERICA

                                             By /s/ W.B. Foster
                                             Its President

                                             GUARANTEE MUTUAL LIFE
                                             COMPANY

                                             By /s/ Steven A. Scanlan
                                             Its Senior Investment Officer -
                                                       Securities

                                             WOODMEN ACCIDENT AND LIFE
                                             COMPANY

                                             By /s/ M. F. Wilder
                                             Its Senior Vice President
                                                    and Treasurer


                                      SCHEDULE I
                                                  PRINCIPAL AMOUNT OF NOTES
          NAME OF REGISTERED HOLDER                  HELD BY SUCH HOLDER
          Principal Mutual Life Insurance Company           $35,000,000

          CIG & Co. (as nominee for Cigna Property and       $6,000,000
            Casualty Insurance Company)

          CIG & Co. (as nominee for Connecticut General     $13,000,000
             Life Insurance Company)

          CIG & Co. (as nominee for Connecticut General      $6,000,000
             Life Insurance Company, on behalf
             of one or more separate accounts)

          ZANDE & Co. (as nominee for Life                   $5,000,000
             Insurance Company of North America)

          Allstate Life Insurance Company                   $25,000,000

          Farmland Life Insurance Company                      $500,000

          Financial Horizons Life Insurance Company          $2,000,000

          Nationwide Life Insurance Company                 $12,000,000

          West Coast Life Insurance Company                  $2,000,000

          Woodmen of the World Life Insurance Society       $10,000,000

          GALICO (as nominee of General American             $7,500,000
            Life Insurance Company)

          ATWELL & CO. (as nominee for Century               $3,000,000
             Life of America)

          ATWELL & CO. (as nominee for Cuna Mutual           $4,000,000
             Insurance Society)

          National Life Insurance Company                    $7,000,000


          Provident Mutual Life Insurance                    $1,500,000
             Company of Philadelphia

          Provident Mutual Life and Annuity Company          $2,000,000
            of America

          Provident Mutual Life Insurance                    $1,500,000
             Company - CALIC

          Modern Woodmen of America                          $3,000,000

          Guarantee Mutual Life Company                      $2,000,000

          Woodmen Accident and Life Company                  $2,000,000
